SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
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NORTH COUNTRY FINANCIAL CORPORATION
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NORTH COUNTRY FINANCIAL CORPORATION

1011 Noteware Drive
Traverse City, Michigan 49686

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 16, 2002

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of North Country Financial Corporation (the "Corporation"), a Michigan corporation, will be held on April 16, 2002, at 6:00 p.m. at the Grand Traverse Resort and Spa, 100 Grand Traverse Village Boulevard, Acme, Michigan 49610, for the following purposes:

1. To elect three (3) directors, each to hold office for a three-year term.

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

The board of directors has fixed March 1, 2002, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.

By order of the Board of Directors

Ronald G. Ford Chairman and Chief Executive Officer

Your vote is important. Even if you plan to attend the meeting, please date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it promptly in the enclosed envelope. Note that if the stock is held in more than one name, all parties must sign the proxy form.

Dated: March 12, 2002

NORTH COUNTRY FINANCIAL CORPORATION
1011 Noteware Drive
Traverse City, Michigan 49686

PROXY STATEMENT

This proxy statement and the enclosed proxy are furnished in connection with the solicitation of proxies by the board of directors of North Country Financial Corporation (the "Corporation"), a Michigan corporation, to be voted at the annual meeting of shareholders of the Corporation to be held on Tuesday, April 16, 2002, at 6:00 p.m., at the Grand Traverse Resort and Spa, 100 Grand Traverse Village Boulevard, Acme, Michigan 49610, or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying notice and in this proxy statement.

This proxy statement has been mailed on or about March 12, 2002, to all holders of record of common stock of the Corporation as of the record date. The board of directors of the Corporation has fixed the close of business on March 1, 2002, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof. As of March 1, 2002, 7,019,152 shares of common stock were outstanding. Each outstanding share will entitle the holder thereof to one vote on each separate matter presented for vote at the meeting.

If a proxy in the enclosed form is properly executed and returned to the Corporation, the shares represented by the proxy will be voted at the meeting and any adjournment thereof. If a shareholder specifies a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for the election of all of the nominees named in the proxy statement and in accordance with the judgment of the persons named as proxies with respect to any other matter which may come before the meeting. A proxy may be revoked before exercise by notifying the Chairman of the Board in writing or in open meeting, by submitting a proxy of a later date or attending the meeting and voting in person. All shareholders are encouraged to date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it to the Corporation.

Votes cast at the meeting and submitted by proxy are counted by the inspectors of the meeting, who are appointed by the Corporation. A plurality of the votes cast at the meeting is required to elect the nominees as directors of the Corporation. As such, the three individuals who receive the largest number of votes cast at the meeting will be elected as directors. Shares not voted at the meeting, whether by broker nonvote, or otherwise, will not be treated as votes cast at the meeting and will have no effect on the outcome of the voting. An abstention will be treated as a vote cast. An abstention will have no effect on the voting for directors.

ELECTION OF DIRECTORS

The bylaws of the Corporation provide for a board of directors consisting of a minimum of five (5) and a maximum of sixteen (16) members. The restated articles of incorporation of the Corporation and the bylaws also provide for the division of the board of directors into three (3) classes of nearly equal size with staggered three-year terms of office. Three persons have been nominated for election to the board, each to serve a three-year term expiring at the 2005 annual meeting of shareholders.

Unless otherwise directed by a shareholder's proxy, the persons named as proxy holders in the accompanying proxy will vote for the nominees named below. In the event any of such nominees shall become unavailable, which is not anticipated, the board of directors at its discretion may reduce the number of directors or designate substitute nominees, in which event the enclosed proxy will be voted for such substitute nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The board of directors recommends a vote FOR the election of all the persons nominated by the board.

The following information has been furnished to the Corporation by the respective directors. Each of those persons has been engaged in the occupations stated below for more than five years.

	Age	Director of Corporation Since

Nominees for Election as Directors for Terms Expiring in 2005
Ronald G. Ford Chairman and Chief Executive Officer of the Corporation	54	1987
Michael C. Henricksen Co-Owner, Satellite Services, Inc. (service company)	59	1988
John P. Miller Retired, Peoples Store Co., Inc. (retail clothing)	63	1976

	Directors Whose Terms Expire in 2004
Stanley J. Gerou II President, Gerou Excavating, Inc.	53	1989
John D. Lindroth President, Superior State Agency, Inc. (insurance agency)	46	1987
Stephen Madigan Owner, Madigan-Pingatore insurance Services	53	2001
Spencer Shunk Owner, Shunk Furniture	55	2001

	Directors Whose Terms Expire in 2003
Bernard A. Bouschor Tribal Chairman, Sault Ste. Marie Tribe of Chippewa Indians	53	1996
Dennis Bittner Owner, Bittner Engineering	46	2001
Wesley W. Hoffman Attorney, Wesley W. Hoffman & Associates, P.C.	46	1999
Glen Tolksdorf Owner, Tolksdorf Reality	39	2001

The board of directors has an audit committee comprised of John Lindroth (chairman), Michael Henricksen (vice chairman), Stephen Madigan, Dennis Bittner and John Miller. Six meetings of the committee were held during 2001. The committee's primary function is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to shareholders and others, the systems of internal controls that management and the board have established and the audit process. The primary responsibilities of the audit committee are to:

    provide assistance to the board in fulfilling its statutory and fiduciary responsibilities for examinations of the Corporation and its subsidiaries.
    monitor accounting and financial reporting.
    determine that there are adequate administrative, operating and internal accounting controls and that the Corporation is operating in accordance with prescribed procedures and codes of conduct.
    serve as an independent and objective party in review of financial information as presented by management for distribution to shareholders of the Corporation and the public.

The compensation committee is comprised of Stanley Gerou (chairman), Wesley Hoffman (vice chairman), Michael Henricksen, Spencer Shunk and Glen Tolksdorf. Six meetings of this committee were held in 2001. This committee's primary functions are to recommend annually to the board the salary of the Chairman and CEO, review with management the annual projected salary ranges and recommends those for board approval, and review the written personnel policy and the employee benefit package annually. The primary responsibilities of the compensation committee is to ensure that the compensation available to the Board of Directors and Officers of the Company:

    enables the Company to attract and retain high quality leadership provides competitive compensation opportunities
    supports the Company's overall business strategy, and
    maximizes shareholder value

The nominating committee of the board, comprised of Mike Henricksen (chairman), Stanley Gerou (vice chairman), Bernard Bouschor and John Lindroth, is responsible for recommending to the board nominees to stand for election as directors and to fill any vacancies that may occur from time to time. In addition, the nominating committee is responsible for considering any nominations for director submitted by shareholders. The nominating committee held two meetings in 2001.

Shareholder proposed nominations must be made in accordance with the Corporation's Articles of Incorporation. The Articles of Incorporation provide, among other things, that shareholder proposed nominations must be accompanied by certain information concerning the nominee and the shareholder submitting the nomination and must be received by the Corporation no later than sixty (60) nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting.

The board also has an executive committee comprised of Ronald Ford (chairman), Stanley Gerou (vice chairman), Michael Henricksen, John Lindroth, John Miller, Bernard Bouschor and Sherry Littlejohn, President and COO of the Corporation and Bank. This committee handles strategic planning for the Corporation and its subsidiaries. In addition, members of this committee have the ability to attend other committee meetings. The committee met twelve times during 2001.

The board of directors held a total of six meetings during 2001. No director attended less than 75 percent of the aggregate number of meetings of the board and the committees on which he served, other than Mr. Bouschor, who was excused for three of the regular board meetings. There are no family relationships between or among any of the directors, nominees, or executive officers of the Corporation.

Remuneration of Directors

The directors of the Corporation each receive a fee of $500 for attendance at meetings of the board, except for the Chairman who receives $1,000 per meeting. The directors of the Corporation also serve on the board of directors of North Country Bank and Trust ("Bank"), for which they are paid an annual fee of $1,200 and a fee of $1,000 per meeting (except for Ronald Ford, the Bank board chairman, who receives $1,400 per meeting) for attendance at Bank board meetings.

The Corporation's 2000 Stock Incentive Plan provides for the grant of options to eligible directors (i.e., nonemployee directors of the Corporation and/or the Bank) in addition to select key employees. Options are granted at the discretion of the Compensation Committee of the Board of Directors of North Country Financial Corporation. The term of each option is ten (10) years, subject to earlier termination in certain events, and the option price is 100% of fair market value on the date of grant. Options granted to eligible directors under this plan during 2001 were as follows: on October 24, 2001, options were granted to each nonemployee director to purchase shares of common stock at an exercise price of $7.80 per share. The members of the executive committee, Messrs. Gerou, Henricksen, Lindroth, Miller, and Bouschor, were each granted options for 10,000 shares. The remaining board member, Messrs. Bittner, Hoffman, Jukuri, Madigan, Shunk and Tolksdorf, were each granted options for 2,800 shares of common stock.

EXECUTIVE COMPENSATION

The following table sets forth the compensation received by the Corporation's executive officers whose annual compensation exceeded $100,000, for any of the three years ended December 31, 2001:

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary(1)	Bonus(1)	Other Annual (2)	Options Granted (#)	All Other Compensation(3)

Ronald Ford	2001	$250,000	$0	$16,600	50,000	$10,500
Chairman and CEO	2000	$250,000	$0	$18,000	30,000	$ 8,500
	1999	$230,000	$69,000	$15,300	40,000	$10,000

Sherry Littlejohn	2001	$250,000	$0	$ 8,700 *	50,000	$10,500
President and COO	2000	$250,000	$0	$11,700	20,000	$ 8,500
	1999	$150,000	$45,000	$10,700	40,000	$ 9,500
(1)	Includes amounts deferred by employees under the Corporation's retirement plans.
(2)

Represents director fees paid. Perquisites and other personal benefits (valued on the basis of incremental cost to Corporation) did not exceed the lesser of $50,000 or 10% of the salary and bonus for any of the named executive officers.

* Ms. Littlejohn serves as a Director for Bank.
(3)	The amounts disclosed in this column include the amounts contributed by the Corporation to the Corporation's defined contribution retirement plans.

Employment and Consulting Agreements

Mr. Ford's Employment Agreement was amended and restated on December 21, 2001 and is for a term of one year. The Agreement provides that Mr. Ford shall serve as Chairman and Chief Executive Officer of the Corporation and the Bank.

Mr. Ford's annual salary under the Agreement is $250,000 and he is entitled to participate in the Corporation's bonus plan and long-term incentive plans, including the Corporation's 2000 Stock Incentive Plan, in accordance with the Board's recommendation. He is also entitled to participate in the Corporations' Supplemental Executive Retirement Plan in accordance with its terms. Mr. Ford is entitled to participate in all other employee benefit and welfare plans available to the Corporations' senior executives, receives the use of a car with a retail value of up to $50,000 and gets four weeks of paid vacation. Any unused vacation time at the end of the one-year term is forfeited.

If Mr. Ford terminates his employment for Good Reason (defined as the material breach by the Corporation of the Employment Agreement), the Corporation terminates his employment without Cause (as defined in the Agreement) or Mr. Ford's employment terminates after December 31, 2002, including voluntary termination or early retirement, and if he executes the required release, he shall receive four (4) quarterly payments, each in an amount equal to $112,500 without interest for a total of $450,000. If Mr. Ford's employment is terminated by the Corporation for Cause, voluntary termination by him prior to December 31, 2002 or by reason of death or disability, he or his legal representative will receive his annual base salary and related benefits through the date of termination of his employment plus, in the case of his death or disability, a prorated bonus and any other benefits he is entitled to under the Corporation's plans because of his death or disability.

Mr. Ford also has a Consulting Agreement with the Corporation which was amended and restated on December 21, 2001. Pursuant to the consulting agreement, for up to ten (10) years following his termination of employment other than for death or disability, Mr. Ford will provide such consulting services as may be reasonably requested by the Corporation and its Board of Directors. Mr. Ford must reside in the direct geographical service area of the Corporation during the 10-year consulting term. The Corporation will pay Mr. Ford $7,000 per month for these services and will provide medical and dental benefits to him and his spouse and dependents under the then current plan covering employees. If he becomes employed by another employer which provides such benefits, benefits under the Corporation's plan become secondary. The Corporation will also provide Mr. Ford with the use of an automobile, which will be replaced with a new vehicle every 48 months. Mr. Ford will pay the operating costs associated with the vehicle including maintenance, repairs and gasoline, but the Corporation will pay to insure the vehicle. Mr. Ford will be reimbursed by the Corporation for reasonable out-of-pocket expenses associated with rendering consulting services, including vehicle expenses. Mr. Ford has agreed, for the 10-year term of the agreement and the two years thereafter, not to compete with the Corporation, solicit employees of the Corporation to work elsewhere or solicit customers of the Corporation. Mr. Ford has also agreed not to disclose confidential information of the Corporation. The agreement terminates upon the death or disability of Mr. Ford, provided the health and medical benefits continue for the entire 10 year period for the benefit of his spouse and dependents. The Corporation may terminate the Consulting Agreement for Cause (as defined), and Mr. Ford may terminate the agreement at his option with eighteen months' prior written notice. Mr. Ford's right to compensation under the Consulting Agreement will then end, but the restrictive covenants will remain in effect following any such termination of the Consulting Agreement.

Ms. Littlejohn's Employment Agreement, dated September 30, 2000, is for a term of three years with an automatic daily extension unless thirty days' notice is given to discontinue the daily extensions. The Agreement provides that Ms. Littlejohn shall serve as President and Chief Operating Officer of the Corporation and the Bank.

Ms. Littlejohn's minimum annual salary under the Agreement is $250,000 and she is entitled to participate in the Corporation's bonus plan and long-term incentive plans, including the Corporation's 2000 Stock Incentive Plan, in accordance with the Board's recommendation. She is also entitled to participate in the Corporation's Supplemental Executive Retirement Plan in accordance with its terms. Ms. Littlejohn is entitled to participate in all other employee benefit and welfare plans available to the Corporation's senior executives, receives the use of a car with a retail value of up to $50,000 and gets four weeks of paid vacation. If Ms. Littlejohn terminates her employment for Good Reason (as defined in the Agreement) or the Corporation terminates her employment without Cause (as defined in the Agreement), and if she executes the required release, she shall receive twelve (12) quarterly payments, each in an amount equal to twenty-five percent (25%) of her then annual base salary, and for three (3) years following the termination date, will receive medical and dental benefits under the Corporation's plans for active employees at the Corporation's expense. If she becomes employed by another employer which provides such benefits, benefits under the Corporation's medical and dental plans become secondary. If, after a Change in Control (as defined in the Corporation's 2000 Stock Incentive Plan), Ms. Littlejohn terminates her employment for Good Reason or the Corporation terminates her employment without Cause, she shall receive the following benefits in addition to those noted above: outplacement services up to a maximum amount of 15% of her annual base salary plus travel expense reimbursement for job search travel of up to $5,000; the same counseling services that may be available to employees of the Corporation pursuant to the "Employee Assistance Program;" and a cash payment at the end of each of the three (3) years equal to the amounts that the Corporation would have contributed to its qualified retirement plan and Supplemental Executive Retirement Plan on her behalf had she continued her employment and a bonus equal to the bonus earned for the year immediately prior to the year in which the Change in Control occurs. If Ms. Littlejohn's employment is terminated by the Corporation for Cause or voluntary termination by her, or by reason of death or disability, she or her legal representative will receive her annual base salary and related benefits through the date of termination of her employment plus, in the case of her death or disability, a prorated bonus and any other benefits she is entitled to under the Corporation's plans because of her death or disability. If any payment to Ms. Littlejohn is subject to the golden parachute excise tax under Section 4999 of the Internal Revenue Code, Ms. Littlejohn will receive additional payments so that the amount she receives equals the amount she would receive under the Agreement if an excise tax were not imposed.

In the Agreement, Ms. Littlejohn also agrees not to compete with the Corporation, solicit employees of the Corporation to work elsewhere or solicit customers of the Corporation for the three (3) years following her termination of employment. Ms. Littlejohn also agrees not to disclose confidential information of the Corporation.

Option Grants In Last Fiscal Year

The Corporation's 2000 Stock Incentive Plan provides for the grant of options to select key employees of the Corporation as well as eligible directors. Options are granted at the discretion of the Compensation Committee of the Board of Directors of North Country Financial Corporation. The term of each option is ten (10) years, subject to earlier termination in certain events, and the option price is 100% of fair market value on the date of grant.

The following table provides information on options granted in 2001 to the executives listed in the Executive Compensation Table and the potential realizable value of the options.

	Options Granted (1)	% of total Options Granted to Employees in Fiscal Year	Exercise Price (Per Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2) 5% 10%
Ronald Ford	50,000	23%	$7.80	10/24/11	$245,269	$621,560
Sherry Littlejohn	50,000	23%	$7.80	10/24/11	$245,269	$621,560

(1)	These options were fully vested on the date of grant.
(2)

Amounts reflect certain assumed rates of appreciation set forth in the SEC's executive compensation disclosure rules. Actual gains, if any, on stock option exercise depend on future performance of the Corporation's common stock, overall stock market conditions and whether and the extent to which the options actually vest.

Aggregate Stock Option Exercises In 2001 And Year-End Option Values

The following table provides information on the exercise of stock options during 2001 by the executives listed in the Executive Compensation Table and the value of unexercised options at December 31, 2001.

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at 12/31/01 Exercisable/Unexercisable	Value of Unexercised In- the-Money Options at 12/31/01 (1) Exercisable/Unexercisable
Ronald Ford	0	$0	213,600 /38,400	$0 / $0
Sherry Littlejohn	0	$0	158,732 /30,933	$0 / $0

(1)	Values are based on the difference between the last reported sale price of the Corporation's common stock prior to December 31, 2001 ($7.40), and the exercise prices of the options.

Committee Report on Executive Compensation

Decisions on the compensation of the Corporation's executive officers are made by the board's compensation committee comprised of nonemployee directors. In 2001, this committee consisted of Chairman Stanley Gerou, Vice Chairman Wesley Hoffman, Mike Henricksen, Spencer Shunk and Glen Tolksdorf. This committee report addresses the Corporation's compensation policies and programs for the year ended December 31, 2001.

Base Salary - Excluding consideration of other relevant factors, which may include individual performance, experience, expertise and tenure, the board intends to maintain the base salaries of the Corporation's executive officers and senior managers within peer group levels.

Annually, the committee reviews and approves the Company's annual salary structure and benefit programs for consideration by the entire board of directors. The committee's recommendation is based upon compensation levels established by the Corporation's peers and evaluations by consultants.

Long-Term Incentives - To align the interests of its executive officers and senior managers with the Corporation's shareholders, the board's compensation strategy provides for a 401(k) matching contribution and equity-based compensation under the Corporation's stock compensation plan. Each of the Corporation's compensation plans has been adopted by the board of directors, and the equity-based compensation plans have been approved by the Corporation's shareholders.

In 2001, the committee approved amended and restated employment and consulting agreements with Mr. Ford, as describe above.

Stanley Gerou, Wesley Hoffman, Mike Henricksen, Spencer Shunk and Glen Tolksdorf

AUDIT COMMITTEE REPORT

The Corporation has established an audit committee within the Board of Directors which currently consists of John Lindroth (chairman), Michael Henricksen (vice chairman), Stephen Madigan, Dennis Bittner, and John Miller.

The Board of Directors has determined that each of the audit committee members is an "independent director," as such term is defined by Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The Board of Directors has adopted a written audit committee charter, which charter is set forth on Appendix A to this Proxy Statement.

The audit committee has reviewed and discussed the Corporation's audited financial statements with management.

The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (SAS 61), "Communication with Audit Committees," as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board No. 1, "Independence Discussions with Audit Committees," as amended, and has discussed with the independent accountant the independent accountant's independence.

Based on the review and discussions referred to above, the audit committee has recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for 2001.

The following table summarizes fees for professional services rendered by the principal accountant for the year ended December 31, 2001:

Audit fees	$ 95,000
Financial information system design and implementation fees	-0-
All other fees	229,000
Total fees	$324,000
=======

The audit committee has considered that the provision of the services provided for under "financial information systems design and implementation fees" and "all other fees" is compatible with maintaining the principal accountant's independence.

John Lindroth, Michael Henricksen, Stephen Madigan, Dennis Bittner, John Miller

INDEBTEDNESS OF AND TRANSACTIONS WITH MANAGEMENT

Certain of the directors and officers of the Corporation have had and are expected to have in the future, transactions with the subsidiary bank of the Corporation, or have been directors or officers of corporations, or members of partnerships, which have had and are expected to have in the future, transactions with the subsidiary bank. In the opinion of management, all such transactions with officers and directors and with such corporations and partnerships are made in the ordinary course of business and substantially on the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and these transactions do not involve more than normal risk of collectibility or present other unfavorable features.

Mr. Hoffman is the sole shareholder of Wesley W. Hoffman & Associates, S.C., which provides legal services to the Corporation. In 2001, Mr. Hoffman's firm received $138,700 for legal services to the Corporation and $30,700 for loan documentation services.

Mr. Lindroth is the owner of the insurance agency that the Corporation uses for purchasing property, casualty and automobile insurance. In 2001, Mr. Lindroth's agency earned $21,556 in commissions for insurance sold to the Corporation and its subsidiaries.

BENEFICIAL OWNERSHIP OF COMMON STOCK

As of February 1, 2002, no person was known by management to be the beneficial owner of more than 5% of the outstanding common stock of the Corporation, except as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Approximate Percent of Class

Ernest D. King Vides E. King P.O. Box 216 Naubinway, MI 49762	515,792	7.3%

The information in the following table sets forth the beneficial ownership of the Corporation's common stock by each of the Corporation's directors, each of the executive officers listed in the Executive Compensation Table and by all directors and executive officers of the Corporation as a group. Except as noted, beneficial ownership is direct and the person indicated has sole voting and investment power. Indicated options are exercisable within 60 days of February 1, 2002.

	Amount and Nature of Beneficial Ownership (1)		Approximate Percent of Class

Bernard Bouschor	277,371	(2)	3.9%
Dennis Bittner	7,721		*
Ronald Ford	231,502	(3)	3.3%
Stanley Gerou	128,010	(4)	1.8%
Michael Henricksen	144,173	(5)	2.0%
Wesley Hoffman	19,958	(6)	*
John Lindroth	80,006	(7)	1.1%
Sherry Littlejohn	168,085	(8)	2.4%
Stephen Madigan	11,166	(9)	*
John Miller	137,114	(10)	1.9%
Spencer Shunk	56,725		*
Glen Tolksdorf	21,436		*
All directors and executive officers as a group (13 persons)	1,186,219		16.9%

* Less than 1.0%

(1)

Includes options for 6,500 shares for Messrs. Bittner, Madigan, Shunk, and Torksdorf, 18,600 shares for Messrs. Bouschor, Gerou, Lindroth and Miller, 11,400 Mr. Hoffman, 24,000 shares for Mr. Henricksen, 213,600 shares for Mr. Ford, 158,732 shares for Ms. Littlejohn, and 485,132 shares for all directors and executive officers as a group.

(2)	Includes 258,456 shares held by the Sault Ste. Marie Tribe of Chippewa Indians as to which Mr. Bouschor may be deemed to share voting and dispositive power.
(3)	Includes 299 shares held by Mr. Ford's spouse and her children as to which Mr. Ford disclaims beneficial ownership.
(4)

Includes 13,156 shares owned jointly with Mr. Gerou's spouse and 95,656 shares held by Mr. Gerou's spouse's revocable trust as to which Mr. Gerou may be deemed to have shared voting and dispositive power. Includes 588 shares held by Mr. Gerou's spouse and children as to which Mr. Gerou disclaims beneficial ownership.

(5)

Includes 112,266 shares held jointly with Mr. Henricksen's spouse and 7,907 shares held jointly with his spouse and children as to which Mr. Henricksen may be deemed to have shared voting and dispositive power.

(6)	Includes 6,519 shares held jointly with Mr. Hoffman's spouse as to which Mr. Hoffman may be deemed to have shared voting and dispositive power.
(7)	Includes 51,924 shares held jointly with Mr. Lindroth's spouse or by Mr. Lindroth's children as to which Mr. Lindroth may be deemed to have shared voting and dispositive power.
(8)	Includes 205 shares held jointly with children as to which Ms. Littlejohn may be deemed to have shared voting and dispositive power, includes 9,038 held in Ms. Littlejohn's 401(k) plan.
(9)	Includes 2,080 shares owned jointly with Mr. Madigan's spouse as to which Mr. Madigan may be deemed to have shared voting and dispositive power.
(10)

Includes 112,991 shares held jointly with Mr. Miller's spouse and 394 shares held jointly with family members as to which Mr. Miller may be deemed to have shared voting and dispositive power. Includes 1,669 shares held by Mr. Miller's spouse as to which Mr. Miller disclaims beneficial ownership.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on a review of Forms 3, 4 and 5 furnished to the Corporation pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, except as noted below, all of such forms were filed on a timely basis by reporting persons. A Form 3 was filed late for each of Messrs. Bittner, Jukuri, Madigan, Shunk, and Tolksdorf.

SHAREHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Corporation's common stock with that of the cumulative total return on the NASDAQ Bank Stocks Index and the NASDAQ Market Index for the five-year period ended December 31, 2001. The following information is based on an investment of $100, on December 31, 1996 in the Corporation's common stock, the NASDAQ Bank Stocks Index, and the NASDAQ Market Index, with dividends reinvested. Prior to April 18, 2000, there had been only limited trading in the Corporation's common stock, there had been no market makers for such shares, and the Corporation's common stock had not traded on any stock exchange or on the NASDAQ market. Accordingly, the returns reflected in the following graph and table for the period prior to April 18, 2000 are based on sale prices of the Corporation's stock of which management is aware. There may have been sales at higher or lower prices of which management is not aware. Between April 18, 2000 and August 30, 2001, the Corporation's common stock was traded on the NASDAQ Bulletin Board. Commencing August 31, 2001, the Corporation's Common Stock began trading on the NASDAQ Small Cap Market under the symbol "NCFC."

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG NORTH COUNTRY FINANCIAL CORP.,
NASDAQ MARKET INDEX AND PEER GROUP INDEX

[Insert Line Graph]

ASSUMES $100 INVESTED ON JAN. 01, 1996
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2001
	1996	1997	1998	1999	2000	2001

North Country Financial Corporation	100	185.49	263.25	231.00	74.45	91.60
NASDAQ Bank Stocks Index	100	169.57	173.97	163.85	183.43	200.11
NASDAQ Market Index	100	122.32	172.52	304.29	191.25	152.46

Source: Media General Financial Services, Richmond, Virginia.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The financial statements of the Corporation for the year ended December 31, 2001, have been examined by Wipfli Ullrich Bertelson LLP, independent public accountants. A representative of Wipfli Ullrich Bertelson LLP, is expected to be at the meeting and will have an opportunity to make a statement and will be available to answer appropriate questions. Wipfli Ullrich Bertelson LLP has been appointed by the board of directors as the independent public accountants of the Corporation and its subsidiaries for the year ending December 31, 2002.

SHAREHOLDER PROPOSALS

A shareholder proposal must be received by the Corporation no later than November 12, 2002 to be considered for inclusion in the proxy materials for the 2003 Annual Meeting of Shareholders. A shareholder proposal must be received 30 days prior to the meeting and comply with the other requirements in the Corporation's Bylaws and articles of incorporation in order to be considered at the meeting.

OTHER MATTERS

The board of directors is not aware of any matter to be presented for action at the meeting, other than the matters set forth herein. If any other business should come before the meeting, the proxy will be voted in respect thereof in accordance with the best judgment of the persons authorized therein, and discretionary authority to do so is included in the proxy.

The cost of soliciting proxies will be borne by the Corporation. If requested, the Corporation will reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy materials to their principals. In addition to solicitation by mail, officers and other employees of the Corporation and its subsidiaries may solicit proxies by telephone, facsimile or in person, without compensation other than their regular compensation.

The Annual Report of the Corporation for 2001 is included with this proxy statement. Copies of the report will also be available for all shareholders attending the annual meeting.

THE ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION WILL BE PROVIDED FREE TO SHAREHOLDERS UPON WRITTEN REQUEST. WRITE GARY KLEIN, NORTH COUNTRY FINANCIAL CORPORATION, 1011 NOTEWARE DRIVE, TRAVERSE CITY, MICHIGAN 49686.

Shareholders are urged to sign and return the enclosed proxy in the enclosed envelope. A prompt response will be helpful and appreciated.

BY ORDER OF THE BOARD OF DIRECTORS

Ronald G. Ford
Chairman and Chief Executive Officer
March 12, 2002

Appendix A

NORTH COUNTRY FINANCIAL CORPORATION
AUDIT COMMITTEE CHARTER

Function

The audit committee is a committee of the Board of Directors. Its primary function is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls that management and the board of directors have established, and the audit process.

Composition

The audit committee shall consist of at least three outside directors. Audit Committee members and the committee chairperson shall be designated by the full board of directors annually. The duties and responsibilities of a member of the audit committee are in addition to those duties set out for a member of the board of directors.

Responsibilities

The primary responsibilities of the Audit Committee are to:

1)	Provide assistance to the Board of Directors in fulfilling its statutory and fiduciary responsibilities for examinations of the Corporation and its subsidiaries.
2)	Monitor accounting and financial reporting policies.
3)	Determine that there are adequate administrative, operating and internal accounting controls and that the company is operating in accordance with prescribed procedures and codes of conduct.
4)	Serve as an independent and objective party in review of financial information as presented by management for distribution to shareholders of the Corporation and the public.

Duties and Assignments

In order to fulfill the primary responsibilities indicated above, the audit committee will:

1)	Provide an open avenue of communication between the internal auditors, the independent accountants, and the board of directors.
2)	Recommend to the board of directors the appointment and compensation of the independent accountants for the ensuing year.
3)	Recommend to the board of directors the appointment and compensation of the internal auditors for the ensuing year.
4)	Consider the audit scope and plan of the internal auditors and the independent accountants.
5)	Determine, through discussions with the independent accountants and the internal auditors, that no restrictions are being placed by management on the scope of their examinations.
6)	Evaluate the adequacy and effectiveness of accounting policies and procedures through discussions with the independent accountants and internal auditors.
7)

Consider and review the adequacy of internal controls and any related significant findings and recommendations of the independent accountants and internal auditors together with management's responses thereto.

8)	Review quarterly accounting and financial reporting to the public prior to its release, if practical.
9)	Review legal and regulatory matters that may have a material impact on the financial statements, compliance policies, and reports received from regulators.
10)	Review with the independent accountants at the completion of the annual examination:
	i)	The annual financial statement and related footnotes.
	ii)	The independent accountant's audit of the financial statements and their report.
	iii)	Any significant changes required in the independent accountant's audit plan.
	iv)	Any serious difficulties or disputes with management encountered during the course of the audit.
	v)	Other matters related to the conduct of the audit, which are to be communicated to the committee under generally accepted auditing standards.
11)	Consider and review with the internal auditors:
	i)	Any difficulties encountered in the course of their audits, including any restriction on the scope of the work or access to required information.
	ii)	Any changes required in the planned scope of their audit plan.
12)	Inquire about significant risks or exposures and assess the steps management has taken to minimize such risk to the company.
13)

Have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

14)	Report activities to the board of directors via transmitting minutes summarizing the activities performed along with recommendations the committee deems appropriate.

Frequency and Timing of Meetings

The committee shall meet at least four times per year. The meeting to discuss and review the results of the independent audit for the year-end financial statements will be held prior to the annual shareholders meeting.

REVOCABLE PROXY
NORTH COUNTRY FINANCIAL CORPORATION

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby appoints Ronald G. Ford and Sherry Littlejohn, or either of them, with power of substitution in each, proxies to vote, as designated hereon, all of the undersigned's shares of Common Stock of NORTH COUNTRY FINANCIAL CORPORATION, at the Annual Meeting of Shareholders to be held at the Grand Traverse Resort and Spa, 100 Grand Traverse Village Boulevard, Acme, Michigan 49610, on April 16, 2002, at 6:00 p.m., and any and all adjournments thereof:

Please be sure to sign and date this Proxy in the box below.
Date [        ]

Stockholder sign above                              Co-holder (if any) sign above

1. Election of Directors
(except as marked to the contrary below):

For [ ]	Withhold [ ]	For All Except [ ]
Ronald G. Ford	Michael C. Henricksen	John P. Miller

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

         The Board of Directors recommends a vote "FOR" the nominees listed above.

         Properly executed proxies will be voted as marked and, if not marked, will be voted "FOR" all of the nominees.

YOUR VOTE IS IMPORTANT.

         Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly returning your completed proxy in the enclosed postage-paid envelope which is addressed to our tabulation service at:

Registrar and Transfer Company
10 Commerce Drive
Cranford, New Jersey 07016-3572

Detach above card, sign, date and mail in postage paid envelope provided.

NORTH COUNTRY FINANCIAL CORPORATION
1011 Noteware Drive
Traverse City, Michigan 49686

         Please date, sign exactly as your name appears hereon, and mail promptly in the enclosed envelope which requires no postage if mailed in the United States. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. If shares are hold jointly both owners must sign.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY